Exhibit 99.6

January 30, 2025

Trailblazer Holdings, Inc.

510 Madison Avenue, Suite 1401

New York, New York 10022

Consent to Reference in Proxy Statement/Prospectus/Information Statement

Trailblazer Holdings, Inc. (the “Company”) is filing a Registration Statement on Form S-4 with the Securities and Exchange Commission under the Securities Act of 1933, as amended (the “Securities Act”). In connection therewith, I hereby consent, pursuant to Rule 438 of the Securities Act, to the reference to me in the proxy statement/prospectus/information statement included in such registration statement as a future member of the board of directors of the Company.

Sincerely,

/s/ James Flanagan
Name: James Flanagan